Exhibit 10.1

FORM OF SUBSCRIPTION AGREEMENT

     THIS AGREEMENT (the “Agreement”) is made effective as of the ___day of ___, 2005 (the "Effective Date”), by and between O2DIESEL CORPORATION, a Delaware corporation, with its principal office at 100 Commerce Dr., Suite 301, Newark, Delaware 19713 (the “Company”) and [                                                         ] of [                                                                                                                                                                                                                                                                                                                                                                                                   ] (the “Subscriber”).

WHEREAS:

A.	The Company desires to issue and sell up to 4,285,714 shares of common stock (the “Offering"), with $0.0001 par value, at US $0.70 per share (each, a “Common Share”), in an offer and sale that satisfies certain requirements of Regulation D (“Regulation D”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

B.	The Subscriber desires to purchase the number of Common Shares set forth below under the terms and conditions set forth in this Agreement.

C.	The Company is offering the Common Shares pursuant to an exemption from the registration requirements of the Securities Act available under Regulation D.

D.	Subscriber is an “accredited investor” as that term is defined in the Securities Act and Regulation D thereunder.

     NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the mutual covenants and agreements herein contained, the receipt of which is acknowledged, the parties covenant and agree with each other as follows:

1.	Agreement to Purchase.

          1.1.      On the terms and subject to the conditions of this Agreement, the Subscriber tenders this subscription and irrevocably subscribes for the purchase of [              ] Common Shares at the price of US $0.70 per share (“Common Shares”) to be purchased at the Closing (as herein defined), pursuant to an exception from registration under Section 4(2) of the Securities Act and Regulation D thereunder. By signing this Agreement, the Subscriber acknowledges that the Company is relying on the accuracy and completeness of the representations contained in this Agreement in complying with its obligations under applicable securities laws.

          1.2.      At the Closing, the Company shall issue to the Subscriber a warrant to purchase one additional Common Share for each two Common Shares purchased (the “Warrant”) expiring twenty four (24) months following the Closing (“Warrant Expiration Date”). The Warrant shall be exercisable at an exercise price of $0.70 per share during the twelve (12) months following the Closing or at an exercise price of $1.05 per share during the period twelve (12) months after the Closing to the Warrant Expiration Date.

2.	Closing.

          2.1.      Subject to satisfaction or waiver of the conditions set forth in Section 3 below, the closing of the sale and purchase of the Common Shares shall take place on the 120th day after the Effective Date, or such earlier day that is agreed between the Company and the Subscriber, at the offices of Arnold & Porter LLP, 1600 Tysons Boulevard, McLean, Virginia 22102, or such other place as the Company may designate (“Closing”).

          2.2.      Concurrent with the execution of this Agreement, the Subscriber will tender to the Company the subscription funds for the Common Shares (a) in the form of a check payable to “O2Diesel Corporation” to be delivered to Arnold & Porter LLP, 1600 Tysons Boulevard, McLean, Virginia 22102, Attn.: Kevin J. Lavin, Esq. or (b) by wire transfer to the following account:

Account Name:	Arnold & Porter LLP Client Trust Account
Account No.	3700 3879
ABA No.	254 07 0116
Bank Name:	Citibank FSB
1101 Pennsylvania Avenue, NW
Washington, DC 20004
Note:	O2Diesel Corporation / Equity Subscription

     This Subscription Agreement shall not be binding upon the Company until the subscription funds have been received in accordance with this Section 2.2. In the even that less than the full subscription funds are received, this Subscription Agreement will be binding only in respect of the number of Common Shares that may be purchased based on the subscription funds received.

          2.3.      In the event that the Closing has not occurred by the latest time specified in Sections 2.1, the obligations of the parties in respect of the Closing shall terminate and any subscription funds tendered in respect of the Closing shall be returned to the Subscriber. In such event, the Company shall have no liability to the Subscriber other than to return any funds tendered, without interest.

          2.4.      No later than five days after the Closing, the Company shall deliver a treasury order to its transfer agent sufficient to cause the transfer agent to issue to the Subscriber a share certificate or certificates representing the Common Shares, registered in the name of the Subscriber, as provided for below.

          2.5.      The Company and the Subscriber also hereby agree to execute and deliver at the Closing such other documents as may be necessary or appropriate.

3.	Conditions to the Closing.

          As a condition to the Closing, the Company shall have:

          (a)      Expanded existing management by appointing a Chief Operating Officer or new Chief Executive Officer; and

          (b)      Received shareholder approval for the sale or issuance of common stock equal to twenty (20%) or more of the Company’s presently outstanding stock as required by The American Stock Exchange.

4.	Covenants.

          The Company agrees it shall within sixty (60) days following the Closing, prepare and file, at its own expense, a registration statement or registration statements for all the Common Shares issued (the “Registration Statements”) under the Securities Act with the Securities and Exchange Commission (“SEC”). The Company will use its reasonable best efforts to cause such Registration Statements to become effective within six (6) months from the initial filing thereof.

5.	Information Concerning the Company.

          Subscriber acknowledges that it has received all such information as Subscriber deems necessary and appropriate to enable it to evaluate the financial risk inherent in making an investment in the Common Shares, including but not limited to the Company’s reports filed under the Securities Exchange Act of 1934, as amended, with the SEC (“Disclosure Documents”). Subscriber further acknowledges that Subscriber has (a) received satisfactory and complete information concerning the business and financial condition of the Company in response to all inquiries in respect thereof, and (b) been given the opportunity to meet with management of the Company.

6.	Economic Risk and Suitability.

          Subscriber represents and warrants as follows:

          (a)      Subscriber is acquiring the Common Shares for his, her or its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and Subscriber has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof. Subscriber is an “accredited investor” as defined in Rule 501(a) under the Securities Act. Subscriber understands that the Common Shares have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Subscriber’s representations as expressed herein.

          (b)      Subscriber recognizes that there is no assurance of future profitable operations and that investment in the Company involves substantial risks, and that the Subscriber has taken full cognizance of and understands all of the risk factors related to the purchase of the Common Shares.

          (c)      Subscriber has carefully considered and has, to the extent Subscriber believes such discussion necessary, discussed with Subscriber’s professional legal, tax and financial advisors the suitability of an investment in the Company for the particular tax and financial situation of Subscriber and that Subscriber and/or Subscriber’s advisors have determined that the Common Shares are a suitable investment for Subscriber.

          (d)      The financial condition and investment of Subscriber is such that it is in a financial position to bear the economic risk of, and withstand a complete loss of, the entire investment.

          (e)      Subscriber alone, or with the assistance of professional advisors, has such knowledge and experience in financial and business matters that the undersigned is capable of evaluating the merits and risks of Subscriber’s purchase of the Common Shares or has a pre-existing personal or business relationship with the Company or any of its officers, directors, or controlling persons of a duration and nature that enables the Subscriber to be aware of the character, business acumen and general business and financial circumstances of the Company.

          (f)      Subscriber has carefully read the Disclosure Documents and the Company has made available to Subscriber or its advisors all information and documents requested by Subscriber relating to investment in the Common Shares, and has provided answers to Subscriber’s satisfaction to all of its questions concerning the Company and the Offering.

          (g)      Subscriber has relied solely upon the Disclosure Documents, advice of his or her representatives, if any, and independent investigations made by the Subscriber and/or its purchaser representatives, if any, in making the decision to purchase the Common Shares and acknowledges that no representations or agreements other than those set forth in the Disclosure Documents have been made to the Subscriber in respect thereto.

          (h)      All information which the Subscriber has provided concerning itself is correct and complete as of the date set forth below, and if there should be any material change in such information prior to the acceptance of this subscription for the Common Shares, it will immediately provide such information to the Company.

          (i)      The Subscriber acknowledges that hedging transactions involving the Common Shares may not be conducted unless in compliance with the Securities Act and all applicable securities laws, rules and regulation.

          (j)      The Subscriber acknowledges there may be material tax consequences to the Subscriber of an acquisition or disposition of the Common Shares. The Company gives no opinion and makes no representation with respect to the tax consequences to the Subscriber under United States, state, local or foreign tax law of the Subscriber’s acquisition or disposition of such securities.

          (k)      The Subscriber acknowledges that a broker fee of eight percent (8%) of the funds received will be paid to Clear Channel Inc.

          (l)      Subscriber resides at the address indicated below.

7.	Restricted Securities.

          Subscriber acknowledges that the Company has hereby disclosed to Subscriber in writing:

          (a)      The Common Shares have not been registered under the Securities Act, or the securities laws of any state of the United States, and such securities must be held indefinitely unless a transfer of them is subsequently registered under the Securities Act, or such securities are sold pursuant to an exemption from registration under the Securities Act; and

          (b)      The Company will make a notation in its records of the above-described restrictions on transfer and of the legend described below.

8.	Legend.

Subscriber agrees that all of the certificates representing the Common Shares shall have endorsed thereon a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED BY THE HOLDER FOR ITS OWN ACCOUNT, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO THE DISTRIBUTION OF SUCH SECURITIES. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND COMPLIANCE WITH SUCH STATE SECURITIES LAWS, (II) IN COMPLIANCE WITH RULE 144 UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR (III) UPON THE DELIVERY TO O2DIESEL CORPORATION (THE “COMPANY”) OF AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION AND/ OR COMPLIANCE IS NOT REQUIRED.

9.	Further Limitations on Disposition.

          Without in any way limiting its representations set forth above, Subscriber further agrees that it shall in no event make any disposition of all or any portion of the Common Shares unless:

          (a)      There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

          (b)      (i) Subscriber shall have notified the Company of the proposed disposition and shall have furnished the Company with a reasonably detailed statement of the circumstances surrounding the proposed disposition; (ii) Subscriber shall have furnished the Company with an opinion of his or her counsel to the effect that such disposition will not require registration under the Securities Act; and (iii) such opinion shall be in form and substance reasonably acceptable to counsel for the Company and the Company shall have advised Subscriber of such acceptance.

10.	Understandings.

          Subscriber understands, acknowledges and agrees with the Company as follows:

          (a)      The Subscriber hereby acknowledges and agrees that the subscription hereunder is irrevocable by the Subscriber, that, except as required by law, the Subscriber is not entitled to cancel, terminate or revoke this Agreement or any agreements of the Subscriber hereunder and that this Agreement and such other agreements shall survive the death or disability of the Subscriber and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and permitted assigns. If the Subscriber is more than one person, the obligations of the Subscriber hereunder shall be joint and several and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his/her heirs, executors, administrators, successors, legal representatives and permitted assigns.

          (b)      No federal or state agency has made any finding or determination as to the accuracy or adequacy of the Disclosure Documents or as to the fairness of the terms of this offering for investment nor any recommendation or endorsement of the Common Shares.

          (c)      The representations, warranties and agreements of the Subscriber contained herein and in any other writing delivered in connection with the transactions contemplated hereby shall be true and correct in all respects on and as of the date of the sale of the Common Shares as if made on and as of such date and shall survive the execution and delivery of this Agreement.

11.	Miscellaneous.

          (a)      On or after the date of this Agreement, each of the parties shall, at the request of the other, furnish, execute and deliver such documents and instruments and take such other action as the requesting party shall reasonably require as necessary or desirable to carry out the transactions contemplated herein.

          (b)      This Agreement, including all matters of construction, validity and performance, shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, as applied to contracts made, executed and to be fully performed in such state by citizens of such state, without regard to its conflict of law rules. The parties hereto agree that the exclusive jurisdiction and venue for any action brought between the parties under this Agreement shall be the state and federal courts sitting in Newark, Delaware and each of the parties hereby agrees and submits itself to the exclusive jurisdiction and venue of such courts for such purpose.

          (c)      This Agreement comprises the entire agreement between the parties. It may be changed only by further written agreement, signed by both parties. It supersedes and merges within it all prior agreements or understandings between the parties, whether written or oral. In interpreting or construing this Agreement, the fact that one or the other of the parties may have drafted this Agreement or any provision shall not be given any weight or relevance.

          (d)      This Agreement may be executed in counterparts, each of which will be deemed to be an original and all of which will constitute one agreement. A facsimile copy is deemed to be effective delivery of this Agreement.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first indicated above.

O2DIESEL CORPORATION
By:
Alan R. Rae
President and Chief Executive Officer

By:
Name:
Title:

Address: